Exhibit 15.2

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000 Facsimile: (86-10) 5809-1100

May 22, 2020

To: Wanda Sports Group Company Limited

Re: Consent Letter

Dear Sir/Madam,

We hereby consent to the references to our firm’s name under the headings “Item 3. Key Information—D. Risk Factors” and “Item 4 Information on the Company—C. Organizational Structure” in Wanda Sports Group Company Limited’s annual report on Form 20-F for the fiscal year ended December 31, 2019 (the “Annual Report”), which will be filed with the Securities Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng
Jingtian & Gongcheng

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